EXHIBIT 5.1
Morgan, Lewis & Bockius LLP
Counselors at Law
1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001
July 28, 2011
Safeguard Scientifics, Inc.
435 Devon Park Drive
Building 800
Wayne, PA 19087

Re:	Safeguard Scientifics, Inc. — Registration Statement on Form S-8 Relating to Employment Inducement Awards of NQSOs Granted to Philip Moyer
Ladies and Gentlemen:
We have acted as counsel to Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 85,000 shares of the Company’s common stock, $0.10 par value (the “Common Stock”), issuable upon the exercise of non-qualified stock options (the “Options”) granted as employment inducement awards to Philip Moyer. We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.
As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that the shares of Common Stock originally issued by the Company to Mr. Moyer pursuant to the Options, when issued and delivered by the Company in accordance with the terms of the Options, will be duly authorized, validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.
We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/ Morgan, Lewis & Bockius LLP